SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) - December 31, 1997


                                 HSB GROUP, INC.
             (Exact name of registrant as specified in its charter)


     Connecticut                   001-13135             06-1475343
   (State or other               (Commission           (IRS Employer
jurisdiction of incorporation)    File Number)       Identification No.)


               One State Street, Hartford, Connecticut 06102-5024
               (Address of principal executive offices) (Zip Code)


      Registrant's telephone number, including area code - (860-722-1866)

Item 5. Other Events.

On January 6, 1998 The Hartford Steam Boiler Inspection and Insurance Company ("HSB"), the principal subsidiary of HSB Group, Inc. (the "Company") sold its interest in Industrial Risk Insurers ("IRI") to Employers Reinsurance Corporation in accordance with a previously announced purchase and sale agreement between ERC and IRI's twenty-three member insurers. IRI is an unincorporated joint underwriting association which underwrites property insurance on highly protected risks. HSB received gross proceeds of approximately $50 million, prior to transaction costs, for its 23.5% share in IRI. Because the sale was structured in part as a reinsurance transaction, a portion of HSB's gain will be deferred and recognized over the remaining term of IRI's in-force business as of the date of the closing of the sale.

Contemporaneous with the close of the sale, IRI was reconstituted with ERC (with a 99.5% share ) and HSB (with a .5% share) as its sole members. Michael L. Downs, senior vice president of the Company and HSB, will be appointed chairman and chief executive officer of the reconstituted IRI. HSB will write the business for the reconstituted IRI using its insurance licenses and will provide certain other services. It is anticipated that HSB will transfer its domestic highly protected risk manufacturing book of business to IRI and will retain 85% of the equipment breakdown business and 15% of the property business of the combined insurance portfolio.

In a related transaction, a Delaware business trust newly formed by the Company has sold $300 million of 7% Convertible Capital Securities ("Convertible Capital Securities") to ERC. The proceeds from the sale were used by the trust to purchase 7% Convertible Subordinated Deferrable Interest Debentures (the "Debentures") from the Company pursuant to the terms of an Indenture dated December 31,1997, issued by the Company to the First National Bank of Chicago, as Trustee, (the "Indenture") a copy of which is attached as Exhibit 4.2. The Company contributed $250 million of the proceeds it received upon the sale of its Debentures to HSB to support the anticipated increase in its direct writings attributable to the IRI business.

The following represents a pro forma condensed balance sheet of the Company at September 30, 1997 assuming the Convertible Capital Securities had been issued as of September 30, 1997.

                           (in millions except ratios)

                                                    Actual           ProForma
                                                   9/30/97            9/30/97
                                                   -------           --------
Cash & Invested Assets                              $713.3           $1,013.3
Insurance Premiums Receivable                        126.8              126.8
Prepaid Acquisition Costs                             45.5               45.5
Reinsurance Assets                                   146.4              146.4
Investment in Radian                                  85.0               85.0
Other                                                139.7              139.7

                                             ==============     ==============
  Total Assets                                    $1,256.7           $1,556.7
                                             ==============     ==============

Unearned Insurance Premiums                         $295.8             $295.8
Claims & Adjustment Expenses                         278.8              278.8
Debt                                                  43.1               43.1
Other Liabilities                                    189.6              189.6

                                             --------------     --------------
  Total Liabilities                                  807.3              807.3
                                             --------------     --------------

Convertible Redeemable Preferred Stock                20.0                    *
HSB Capital Securities I                             108.9              108.9
HSB Capital Securities II                                               300.0
Shareholders' Equity                                 320.5              340.5

                                             ==============     ==============
Total                                             $1,256.7           $1,556.7
                                             ==============     ==============


*The pro forma condensed balance sheet includes adjustments for (i) the issuance of $300 million of Convertible Capital Securities; and (ii) the issuance of 398,406 shares of common stock on October 30, 1997 upon conversion of the convertible redeemable preferred stock.

The following represents a pro forma ratio of earnings to fixed charges assuming the Convertible Capital Securities had been issued as of January 1, 1997.

                                  Actual                  ProForma
                                  1/1/97                  1/1/97
                                  ------                  ---------
Ratio of Earnings to
Fixed Charges                        5.27                    2.42 *





* If pro forma data were adjusted to reflect the potential investment earnings at a 7% rate on the proceeds from the sale of the $300 million of Convertible Capital Securities, the ratio would be approximately 2.96%.


The Convertible Capital Securities are callable by the Company at its option (i) at any time after seven years; (ii) upon the occurrence of a tax event as defined in the Indenture; (iii) in the event that the Company vetoes a prospective purchaser of the Convertible Capital Securities; or (iv) in the event of a change in control of ERC. The Convertible Capital Securities are mandatorily redeemable on December 31, 2017, and are redeemable at par plus a redemption premium, at the option of ERC, in the event of a change in control of the Company within five years following issuance of the securities.

The Convertible Capital Securities are convertible, in whole or in part, at ERC's option at any time, subject to regulatory approval, into shares of Company common stock at a conversion price of $85, subject to adjustment. The Company has provided certain registration rights to ERC in connection with the common stock into which the Convertible Capital Securities are convertible pursuant to a Registration Rights Agreement dated December 31, 1997, a copy of which is attached as Exhibit 4.8.

The foregoing summary of the terms of the Convertible Capital Securities is qualified by reference to the Trust Agreement dated December 31, 1997 among the Company, the First National Bank of Chicago, as Property Trustee, First Chicago Delaware Inc., as Delaware Trustee and the Administrative Trustees named therein, a copy of which is attached as Exhibit 4.5.

Were ERC to exercise its conversion rights in total, it would hold, on a fully diluted basis, approximately 15.3% of the Company's common stock. Pursuant to certain provisions contained in the Purchase Agreement dated December 31, 1997 attached as Exhibit 4.1, ERC has agreed to certain "standstill" arrangements which for a period of five years will preclude ERC from purchasing any common stock of the Company, other than by exercise of its conversion rights, and will limit its ability to take certain other actions with respect to the Company during that period.

Item 7(c)  Exhibits.

Exhibit

4.1 Purchase Agreement dated as of December 31, 1997 among Employers Reinsurance Corporation, ERC Life Reinsurance Corporation and HSB Group, Inc.

4.2 Indenture of HSB Group, Inc. relating to the 7.0% Convertible Subordinated Deferrable Interest Debenture Due December 31, 2017

4.3 Form of Certificate of 7.0% Convertible Subordinated Deferrable Interest Debentures due December 31, 2017

4.4      Certificate of Trust of HSB Capital II

4.5      Trust Agreement dated as of December 31, 1997 among HSB Group,
         Inc., The First National Bank of Chicago, First Chicago Delaware Inc. and The Administrative Trustees named therein.

4.6      Form of Capital Securities Certificate of HSB Capital II

4.7 Guarantee Agreement between HSB Group, Inc. and The First National Bank of Chicago dated as of December 31, 1997 relating to HSB Capital II.

4.8 Registration Rights Agreement dated as of December 31, 1997 among Employers Reinsurance Corporation, ERC Life Reinsurance Corporation and HSB Group, Inc.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                 HSB GROUP, INC.



     Dated:  January 12, 1998     /s/ Saul L. Basch
                                  Saul L. Basch
                                  Senior Vice President, Treasurer and
                                  Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit

4.1 Purchase Agreement dated as of December 31, 1997 among Employers Reinsurance Corporation, ERC Life Reinsurance Corporation and HSB Group, Inc.

4.2 Indenture of HSB Group, Inc. relating to the 7.0% Convertible Subordinated Deferrable Interest Debenture Due December 31, 2017

4.3 Form of Certificate of 7.0% Convertible Subordinated Deferrable Interest Debentures due December 31, 2017

4.4      Certificate of Trust of HSB Capital II

4.5      Trust Agreement dated as of December 31, 1997 among HSB Group,
         Inc., The First National Bank of Chicago, First Chicago Delaware Inc. and The Administrative Trustees named therein.

4.6      Form of Capital Securities Certificate of HSB Capital II

4.7 Guarantee Agreement between HSB Group, Inc. and The First National Bank of Chicago dated as of December 31, 1997 relating to HSB Capital II.

4.8 Registration Rights Agreement dated as of December 31, 1997 among Employers Reinsurance Corporation, ERC Life Reinsurance Corporation and HSB Group, Inc.